                                                                  EXHIBIT 10.13

THIS AGREEMENT is made on 24 February 1995 BETWEEN


(1) WESSEX WATER PLC whose registered office is at Wessex House, Passage Street, Bristol, Avon, B2S OJQ ("the Company"); and

(2) COLIN FRANK SKELLETT of 20 Common Road, Hanham, Bristol, BS15 3LL ("the Employee") of the other part.

WHEREBY IT IS AGREED that the Employee shall serve the Company upon the following terms and conditions:-

DEFINITIONS

1.1 In this Agreement unless the context otherwise requires the following expressions shall have the following meanings:

         "Associated Company"       means any company whose equity share capital
                                    (as defined in Section 744 of the Companies
                                    Act 1985) is owned as to 20 per cent or more but less than 50 per cent by the Company
                                    (and/or any of its Subsidiaries);

         "Group Company"            means the Company or any company which is
                                    from time to time a Holding Company or
                                    Subsidiary or Associated Company of the
                                    Company,

         "Subsidiary"               means any company which for the time being
                                    is a subsidiary company (as defined by
                                    Section 736 of the Companies Act 1985) of the Company;

         "Holding Company"          means the holding company of the Company
                                    from time to time (as defined in Section 736 of the Companies Act 1985);

         "The Board"                means the Board of Directors for the time
                                    being of the Company; and

         "The Act"                  means the Employment Protection
                                    (Consolidation) Act 1978.

1.2 Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of the same.


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

1.3 Unless the context otherwise requires words in the singular include the plural and vice versa, and a reference to a person includes a reference to a body corporate and to an unincorporated body of persons.

APPOINTMENT AND DUTIES

2.1 The Company HEREBY AGREES to employ the Employee and the Employee HEREBY AGREES to serve as the Chief Executive of the Company and the relevant Subsidiary Companies.

2.2 The Employee's employment hereunder shall be deemed to have commenced on 1st January 1995 and shall continue subject to the terms of this Agreement until determined by either party giving to the other not less than twelve (12) months' previous written notice PROVIDED THAT this Agreement shall automatically terminate (if not already terminated) upon the Employee's 60th birthday.

2.3 During his employment hereunder the Employee shall in addition to those duties for which he is responsible by virtue of his position as a director of the Company exercise such other powers and perform such duties in relation to the business of the Company of any Group Company as may from time to time be vested in or assigned to him by the Board and shall in all respects comply with directions given by or under the authority of the Board. The Board shall have the power to vary or withdraw any powers and responsibilities as it shall see fit at its absolute discretion. The Board further reserves the right as its discretion to appoint one or more additional employees to act jointly with the Employee.

2.4 The Employee shall perform his duties hereunder in such place or places in the United Kingdom as the Board may from time to time reasonably direct and may be required to travel within the United Kingdom and abroad in the performance of his duties.

2.5 The Employee shall work the hours necessary for the proper performance of his duties hereunder. The Employee shall use his best endeavours to promote the interests of the Company.

2.6 Subject to the terms of Clause 8.1, the Employee shall not (except as a representative of the Company of any Group Company) be directly or indirectly concerned in the conduct of any business, trade, profession or other occupation while employed by the Company.

REMUNERATION

3.1 For his services hereunder the Employee shall be paid a salary at the rate specified in the Schedule hereto (inclusive of any remuneration to which he may become entitled as a Director of the Company or any Group Company) payable by equal monthly instalments in arrears. Such salary shall be subject to periodical review at the Board's discretion. The Employee will also be


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eligible for bonus payments under any bonus scheme approved from time to time for this purpose by the Board.

3.2 The Company shall repay to the Employee all reasonable travelling and other expenses properly incurred by him in the performance of his duties hereunder in accordance with the Company rules and procedures for the time being in force, details of which are available from the Secretary of the Company.

3.3 The Company shall during the term of this Agreement provide the Employee with either a car allowance of (if it so decides) a fully funded car which in either case shall be provided subject to and in accordance with the terms of the Company's scheme.

HOLIDAY

4. The Employee shall be entitled to thirty (30) working days' holiday (in addition to public holidays) in each holiday year at full salary. Holidays not taken in one holiday year cannot be carried over to a subsequent year without prior approval. The holiday year runs from 1 April to 31 March.

INCAPACITY FOR WORK AND SICK PAY

5.1 If the Employee is absent as a result of sickness or injury he will comply with the Company's requirements for the time being in force as to notification of absence.

5.2 The Employee will be entitled to payment of his salary subject to and in accordance with their terms of the Company's Sick Pay Scheme during any periods of absence from work as a result of sickness or injury.

5.3 The Company will pay statutory sick pay, where appropriate, in accordance with the legislation in force from the time of absence, and payment of salary in accordance with 5.2 will go towards discharging its liability to pay statutory sick pay.

MEDICAL EXAMINATION AND REPORT

6. The Employee shall at any time if directed to do so by the Board submit to a medical examination or examinations by a qualified medical practitioner or practitioners of the Company's choice and at its expense on the understanding that thereafter the said medical practitioner or practitioners will prepare a written report of the results of any such examination and send the same to the Secretary of the Company. The Employee will have the right to see the written report of the results. The Employee hereby authorises (such authority to be deemed to include the consent of the Employee for the purposes of section 3 of the Access to Medical Reports Act 1988) his own doctor to disclose to the Company such relevant medical information as it may reasonably require subject to the Employee being informed by the Company of such request prior to it being made.


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

PENSION

7. The provisions relating to the Employee's pension are set out in the Schedule hereto.

EXCLUSIVE SERVICES AND INTERESTS IN SECURITIES

8.1 During the continuance of his employment under this Agreement the Employee shall not without the prior written consent of the Company directly or indirectly invest or participate in the management of or in any capacity provide services to any business (including acting as a director) PROVIDED THAT (a) nothing in this clause shall preclude the Employee (including his spouse and infant children) from holding or acquiring by way of a bona fide investment only an interest not exceeding 5 per cent of any class of securities in (i) a company any part of whose share capital is listed or dealt in on a recognised stock exchange of (ii) any other company whose business does not compete with any business carried on by any Group Company and PROVDED THAT (B) the Employee shall, subject to the prior written consent of the Board (such consent to be subject to the absolute discretion of the Board), be permitted to hold up to two external non-executive directorships provided and for so long as each such directorship would not materially interfere with his duties to any Group Company.

8.2 While he is a director of the Company of any Group Company, the Employee will not (and will procure, so far as he is able, that his wife and infant children will not) deal or become or cease to be interested in any securities of the Company or any Group Company except in accordance with the Company's Code of practice for the time being in relation to such transactions, a copy of which can be obtained from the Secretary of the Company.

CONFIDENTIALITY

9.1 The Employee shall not during his employment by the Company or thereafter (save as required for the proper performance of his duties or unless authorised to do so by the Board or by a Court of competent jurisdiction) use or disclose to any third party, and shall use his reasonable endeavours to prevent publication or disclosure of and shall keep confidential, any confidential information concerning the business or finances of the Company or any other Group Company or any customer or other person having dealings with the Company or a Group Company, which come to his knowledge during the course of his employment with the Company or any Group Company.

9.2 Following the termination of his employment hereunder (howsoever occasioned) the Employee shall forthwith return to the Company all items of property belonging to the Company of any Group Company or its of their customers or business associates then in his possession or control.

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
CONVENANTS IN RELATION TO ACTIVITIES DURING AND AFTER THE TERMINATION OF EMPLOYMENT HEREUNDER


10.1 In this Clause the expressions following bear the meanings ascribed to them respectively below, namely:

         "Restricted Period"        means the period of 12 months commencing
                                    with the Termination Date; and

         "Termination Date"         means the date on which the Employee's
                                    employment under this Agreement shall
                                    terminate howsoever caused.

10.2 Since the Employee is likely to obtain the course of his employment hereunder knowledge of the trade secrets and also other confidential information in regard to the business of the Company and its Subsidiaries the Employee hereby agrees with the Company that he shall not (unless his employment under this Agreement has been terminated by the Company in breach of this Agreement):-

         (a) during the Restricted Period, either on his own account or for any other person directly or indirectly be engaged in or concerned with any business which:-

                  (i) is carried on in the Wessex territory as determined by the Instrument of Appointment dated August 1989 (as amended); and

                  (ii) competes with any business carried on at the date of that termination by the Company or any of its Subsidiaries.

                  but this sub-clause will not prevent him (including his spouse and children under 18 years of age) from holding or acquiring by way of bona fide investment only an interest not exceeding 5 per cent of any class of securities in (i) a company any part of whose share capital is listed or dealt in on a recognised stock exchange of (ii) any other company whose business does not compete with any business carried on by any Group Company;

         (b) during the Restricted Period either on his own account or for any other person directly or indirectly solicit interfere with or endeavour to entice away from the Company or any of its Subsidiaries the custom of any person who at the Termination Date or who in the period of 12 months immediately prior to such date and to the knowledge of the Employee was a customer or client of or in the habit of dealing with the Company or any of its Subsidiaries for the purpose of offering to that person goods of services similar to those with which he was so provided;

         (c) during the Restricted Period either on his own account or for any other person solicit the services of or endeavour to entice away from the Company or any of its Subsidiaries whether directly of indirectly any director, employee or consultant of the Company or any Subsidiary who was such at the Termination Date.


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

10.3 In 10.2 above, references to acting directly or indirectly include (without prejudice to the generality of that expression) references to acting alone or jointly with or by means of any other person.

10.4 The Employee hereby agrees that he will at the request and cost of the Company enter into a direct agreement or undertaking with any Group Company whereby he will accept restrictions and provisions corresponding to the restrictions and provisions above (or such of them as may be reasonable and appropriate in the circumstances) in relation to such activities and such areas and for such a period not exceeding 12 months as such Company or Companies may reasonably require for the protection of its or their legitimate interest.

10.5 The Employee agrees that having regard to the facts and matters aforesaid the restrictive convenants herein contained are reasonably and necessary for the protection of the legitimate interests of the Company or any Group Company and the Employee agrees that having regard to those circumstances the convenants do not work unfairly or harshly on him. While the restrictions aforesaid are considered by the parties to be reasonable in all the circumstances it is agreed that if any such restriction shall be adjudged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope, the said restrictions shall apply with such modifications as may be necessary to make them valid and effective. The convenants contained in 10.1 above are separate and severable and enforceable accordingly.

TERMINATION OF EMPLOYMENT

11.      If the Employee shall:

         (a)      be or become bankrupt or compound with his creditors; or

         (b) be guilty of conduct tending to being the Company of himself into disrepute; or

         (c) commit any serious or persistent breach of any of his obligations to the Company or any Group Company under this Agreement; or

         (d)      become prohibited by law from being a director of any company;
                  or

         (e) resign as director of the Company or any Group Company or in the event of his retiring from that office by rotation, he fails to offer himself for re-election; or

         (f) be incapacitated from performing his duties for any continuous period of 180 days or for periods exceeding 125 working days in any period of 12 months.

         then the Company shall be entitled by notice in writing given within 3 months of one of the events specified at (a) to (f) above to terminate his employment under this Agreement


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

         with immediate effect whereupon the Employee shall have no claim against the Company for damages or otherwise by reason of such termination. Any termination of the employment of the Employee will be without prejudice to his continuing obligations under this Agreement.

11.2 Upon the termination of this Agreement for whatever reason the Employee shall, if so requested by the Company, forthwith resign from any offices held by him in the Company or any other Group Company and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to so all such things and execute all such documents as may be necessary or desirable to bring about such resignation.

11.3 The Employee shall not, during the continuance of his employment hereunder, resign any office he had with the Company or (other than with the approval of the Board) any Group Company or do anything which would cause him to be disqualified from continuing to act as an office holder.

RE-ORGANISATION

12. Should the Company (or any part of the Group of Companies of which the Company from time to time forms part) undergo any process of reconstruction, amalgamation or administrative re-organisation (whether or not involving the liquidation of the Company) and should in the process the Employee's job cease to exist or the scope or title be varied or it appears desirable to the Company or its Holding Company, if any, that the Employee should be employed by some other Group Company then, provided that the terms and conditions of service (other than the duties involved in the job) offered to the Employee in respect of the proposed new employment or his existing employment as varied, as the case may be, are, taken as a whole, not less advantageous to him than those contained herein and the duties thereof are within his capabilities and of a nature which in the circumstances it is not unreasonable to expect the Employee to perform, the Employee shall (whether or not he accepts such alternative or varied employment) except as allowed by statute have no claim for compensation against the Company in respect of the termination or variation (actual or proposed) of his employment hereunder.

NOTICES

13. Any notice in writing to be served hereunder may be given personally to the Employee or to the Secretary of the Company (as the case may be) or may be posted by first class post to the Company (for the attention of the Secretary) or may be posted by first class post to the Company (for the attention of the Secretary) at its registered office for the time being or to the Employee at his last known address. Any such notice sent by post shall be deemed served 48 hours after it is posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and put in the post.



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


OTHER AGREEMENTS

14. This Agreement takes effect in substitution for all previous agreements and arrangements whether written, oral or implied between the Company and the Employee relating to the Employee and which agreements and arrangements shall be deemed to have been terminated by mutual consent and without liability on either side as from the effective date of this Agreement.

MISREPRESENTATION

15. The Employee shall not at any time make any untrue statement in relation to the Company or any Group Company, and in particular shall not after the termination of his employment hereunder wrongfully represent himself or permit himself to be held out as being employed by or connected with the Company or any other Group Company.

DISCIPLINE AND GRIEVANCE

16.      (a)      A copy of the disciplinary rules of the Company for the time being in force can be obtained from the Secretary of the Company.

         (b) If the Employee is dissatisfied with any disciplinary decision or has any grievance relating to his employment, he should refer the matter to the Board and the reference will be dealt with by discussion and decision at a meeting of the Board.

THE SCHEDULE

17. The Schedule hereto shall form part of this Agreement and accordingly the employment of the Employee hereunder shall also be subject to the terms set out therein (and to any documents referred to therein).

GOVERNING LAW

18. This Agreement shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Agreement has been executed as a Deed the day and year first before written.


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

                                  THE SCHEDULE

                                above referred to

RENUMERATION

(pound)111,500 per annum subject to review under Clause 3.1.

MEDICAL INSURANCE

You will be entitled to such private medical insurance arrangements as may be provided by the Company from time to time. You shall attend for health screening at the Company's request.

ACCIDENT/LIFE INSURANCE

You will be entitled to participate in the accident/whole life insurance cover as may be provided by the Company from time to time.

RELOCATION EXPENSES

You will be eligible to benefit from the Company's relocation arrangements as provided from time to time.

PENSION

You will be eligible to be a member of the Wessex Water Pension Scheme, Wessex Water Executive Pension Scheme and any other pension arrangements approved by the Board and notified to you in writing.

OTHER TERMS AND CONDITIONS

Other terms and conditions of employment may be agreed between the Company and the Employee from time to time.



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

CONTINUOUS EMPLOYMENT

No period of employment with any previous employer counts as part of the Employee's continuous period of employment with the Company for the purposes of the Act and accordingly the said period commenced on 1 September 1989 but the Company shall nevertheless treat the Employee, for the purpose of any claim by him in respect of redundancy or unfair dismissal as if his continuous employment with the Company included any period of continuous employment with, or as a member of, Wessex Water Authority and its predecessors in title.

The Common Seal of the Company      )
was hereunto affixed in the         )
presence of:                        )





                                        Director   /s/


                                        Secretary  /s/

Signed as a Deed by the             )
Employee in the presence of:        )

/s/

                          FIRST AMENDMENT TO AGREEMENT

         This Agreement, entered into on this 9th of December, 1998, and made effective as of the 1st day of September, 1998, by and between WESSEX WATER PLC, a United Kingdom corporation ("Company") having its headquarters at Wessex House, Passage Street, Bristol, BS2, 0JQ, and COLIN FRANK SKELLETT ("Employee"), an individual residing at Hentley Brake, North Stoke, Bath BA1 9AS, is an amendment to that certain Agreement between the Company and Employee entered into the 24th day of February, 1995, and made effective as of February 24, 1995 (the "Agreement").

         WHEREAS, the parties desire to amend the Agreement as provided herein;

         NOW, THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:

                  1. The Schedule attached to the Agreement is hereby deleted in its entirety and the attached Schedule is inserted in its entirety.

         This Amendment is a First Amendment to the Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                             WESSEX WATER PLC

                                             By:  /s/ NICHOLAS HOOD
                                                --------------------------------
                                             Name:  Nicholas Hood
                                             Title: Director
                                             This 9th day of December, 1998



                                             COLIN FRANK SKELLETT

                                             /s/ COLIN F. SKELLETT
                                             -----------------------------------
                                             This 4th day of December, 1998


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

                                  THE SCHEDULE



NAME:                      Colin Frank Skellett

REMUNERATION:

ANNUAL BASE SALARY:                 (pound)255,000

                                    o        Effective September 1, 1998.

                                    o        Any future increases will be
                                             reviewed annually and shall be made
                                             at the sole discretion of Azurix
                                             management

                                    o        Pensionable under applicable Wessex
                                             pension schemes.


       BONUS: Eligible for bonus payments under any Bonus Scheme approved from time to time for this purpose by the Company, Enron Corp., or any replacement board.

                                    o        Bonus for 1998 will be paid in
                                             February 1999 and will be prorated
                                             from the time of the last bonus
                                             payment.

                                    o        Bonus thereafter will be paid in
                                             February of each year.

                                    o        Bonus payments will be
                                             non-pensionable.

UNITED STATES FOREIGN
CORRUPT PRACTICES ACT
AND OTHER LAWS:            Employee shall at all times comply with United States
                           laws applicable to Employee's actions on behalf of Company, including specifically, without limitation, the United States Foreign Corrupt Practices Act, generally codified in 15 USC 78 (FCPA), as the FCPA may hereafter be amended, and/or its successor statutes. If Employee pleads guilty to or nolo contendere or admits civil or criminal liability under the FCPA or other applicable United States law, or if a court finds that Employee has personal civil or criminal liability under the FCPA or other applicable United States law, or if a court finds that Employee committed an action resulting in any Enron entity having civil or criminal liability or responsibility under the FCPA or other applicable
                           United States law with knowledge of the activities giving rise to such liability or


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

                           knowledge of facts from which Employee should have reasonably inferred the activities giving rise to liability had occurred or were likely to occur, such action or finding shall constitute "cause" for termination under this Agreement unless Company's management committee (or, if there is no management committee, the highest applicable level of Company's management) determines that the actions found to be in violation of the FCPA or other applicable United States law were taken in good faith and in compliance with all applicable policies of Company and Enron.

LONG TERM COMPENSATION:    Employee shall be eligible to participate in the
                           Azurix Corp. stock plan. Upon finalization of the plan, Employee shall receive a grant with a theoretical three-year total value of $1,500,000. The theoretical value methodology shall be the same methodology used for other executives of the Company participating in the plan. Employee shall vest
                           33 1/3% on each grant date anniversary (three-year vesting).

MEDICAL INSURANCE:         Employee will be entitled to such private medical
                           insurance arrangements as may be provided by the Company from time to time. Employee shall attend for health screening at the Company's request.

ACCIDENT/LIFE INSURANCE:   Employee will be entitled to participate in the
                           accident/whole life insurance cover as may be provided by the Company from time to time.

RELOCATION EXPENSES:       Employee will be eligible to benefit from the
                           Company's relocation arrangements as provided from time to time.

PENSION: With the exception of the Bonus payments which are non-pensionable as described above, Employee will be eligible to be a member of the Wessex Water Mirror Image Pension Scheme, Wessex Water Executive Pension Scheme and any other pension arrangements approved by the Board and notified to Employee in writing and Employee shall continue to benefit from the Unfunded Pension Arrangement set forth in the letter dated 24 February 1995 attached hereto as Exhibit "A".

OTHER TERMS AND
CONDITIONS:                Other terms and conditions of employment may be
                           agreed between the Company and the Employee from time to time.

CONTINUOUS EMPLOYMENT:     No period of employment with any previous employer
                           counts as part of the Employee's continuous period of employment with the


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

                           Company for the purposes of the Act and accordingly the said period commenced on 1 September 1989 but the Company shall nevertheless treat the Employee, for the purposes of any claim by him in respect of redundancy or unfair dismissal as if his continuous employment with the Company included any period of continuous employment with, or as a member of, Wessex Water Authority and its predecessors in title.


The Common Seal of the Company               )
was hereunto affixed in the presence of:     )


                                                      Director

                                                      Secretary



Signed as a Deed by the Employee             )
in the presence of :                         )

C F Skellett Esq                                       EXHIBIT "A"
20 Common Road
Hanham
Bristol BS15 3LJ                                 PRIVATE AND CONFIDENTIAL


24 February 1995

Dear Mr Skellett

UNFUNDED PENSION ARRANGEMENT

Further to our recent discussions, I am pleased to advise you that Wessex Water Plc ("Wessex") has agreed to provide you with a pension under an Unfunded Pension Arrangement. This Arrangement will provide you with benefits additional to those provided under the Wessex Water Mirror Image Pension Scheme and the Wessex Water Executive Pension Scheme ("the Executive Scheme").

The terms of the Unfunded Pension Arrangement are as follows:

1.       YOUR OWN RETIREMENT PENSION

         If you stay in employment with Wessex until 1 January 1000 you will receive an annual pension of 10% of your Final Pensionable Salary (as defined in the Rules of the Wessex Water Executive Pension Scheme) when you leave employment.

2.       YOUR SPOUSE'S PENSION

         If you die in service leaving a widow, she will receive a pension for life equal to 4 percent of your Final Pensionable Salary at the date of death.

         If you die after retirement leaving a widow, she will receive a pension for life of two-thirds of the pension which you were receiving under this Arrangement at the date of death.

3.       INCREASES OF PENSION IN PAYMENT

         Once the pension comes into payment it will be increased annually at the rate of 5% or the increase in the RPI if lower. Further increases will be awarded in line with any discretionary increases granted form the Executive Scheme.


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



4.       LEAVING EMPLOYMENT

         If you cease to be an active member of the Wessex Water Mirror Image Pension Scheme and the Wessex Water Executive Pension Scheme then you will be treated for the purposes of this letter as having left employment with Wessex. If you are treated as having left employment, or if you leave employment with Wessex before 1 January 2000 then you will be entitled to a deferred pension payable form 1 January 2000 calculated on the basis set out in column 1 of the attached schedule. The deferred pension will increase in deferment in accordance with deferred pensions payable under the Executive Scheme.

         However, if you leave employment

         a)       on the grounds of incapacity (as defined in the Executive
                  Scheme) or

         b) if Wessex decides that there are compassionate grounds for your leaving employment or

         c)       if you are required to retire by Wessex or

         d) if you are made redundant as a result of the cancellation of the listing of Wessex's securities by the London Stock Exchange or

         e)       if Wessex so decides in any other case

         you will be entitled to an immediate pension calculated on the basis set out in Column 2 of the attached schedule and based on your Final Pensionable Salary at the date of leaving employment.

5.       GENERAL

         The pensions payable under this Arrangement will be treated as taxable income when they become due and will be payable directly by Wessex.

         Wessex may change the terms of this Arrangement at any time, but only with your agreement.

         If you agree to and accept the terms of the Arrangement as set out in this letter please sign and return the attached copy of this letter. You should be aware that the terms of this letter will not affect the right of Wessex or yourself to terminate your employment in accordance with your service agreement.

Yours sincerely
   /s/
for Wessex Water Plc
D N A McLure
Deputy Chairman

                                    SCHEDULE


Year of Leaving Service             Percentage of Final Pensionable Salary
-----------------------             --------------------------------------
                                    Column 1          Column 2
                                    --------          --------
1995                                  Nil                 5%
1996                                  Nil                 6%
1997                                   4%                 7%
1998                                   6%                 8%
1999                                   8%                 9%
2000 onwards                          10%                10%

I acknowledge receipt of a letter dated 24 February 1995 of which the attached is a copy and accept the arrangements as set out in that letter.



Signed    /s/                             Date   24-2-95
      ------------                            -------------